Exhibit 99.03

Woodhead Industries, Inc.
EPS Analysis
For the fiscal years 2005 and 2006

	2005					2006
	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Q4	Full Year
Reported EPS	$0.10	$0.11	$0.26	$0.22	$0.68	$0.18	$0.00	$0.00	$0.00	$0.18

Specific Non-recurring and/or Non-operating Items (Included in Reported EPS)
Foreign Exchange	0.08	(0.03)	(0.02)	0.03	0.06	—	—	—	—	—
Tax Rate	—	—	0.04	0.03	0.07	—	—	—	—	—
Legal Settlement	—	—	—	—	—	0.07	—	—	—	0.07
AMCO Product Line Sales	0.03	—	—	—	0.03	—	—	—	—	—

Total	0.11	(0.03)	0.02	0.06	0.16	0.07	—	—	—	0.07